UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 27, 2009
Date of Report (Date of earliest event reported)

MACROSHARES HOUSING DEPOSITOR, LLC
(Depositor)
(Exact name of registrant as specified in its charter)

 MacroShares Major Metro Housing Up Trust

(Issuers with respect to the Offered Securities)

Delaware (State or other jurisdiction of incorporation or organization of registrant)	333-151522 (Commission File Number)	26-1501411 (I.R.S. Employer Identification No.)

73 Green Tree Drive #9
Dover, DE 19904
(Address of principal executive offices)

(888) MACROS1
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On July 27, 2009, Goldman Sachs Execution & Clearing, L.P. entered into a binding agreement, in the form of a Standard Terms to MacroShares Participants Agreements and an accompanying Supplement to the Standard Terms, which are together referred to as the "Goldman Participants Agreement," with MacroMarkets LLC, as administrative agent, MacroShares Housing Depositor, LLC, as depositor and State Street Bank and Trust Company, N.A., not in its individual capacity, but solely as trustee of the the MacroShares Major Metro Housing Up Trust and the MacroShares Major Metro Housing Down Trust (together, the "Paired Trusts").

Goldman Sachs Execution & Clearing, L.P. will join UBS Securities, LLC, New Edge Group LLC, JPMorgan Securities Inc., Merrill Lynch Professional Clearing Corp., EWT, LLC and Fortis Clearing Americas LLC to become the seventh Authorized Participant for the Paired Trusts.

The Goldman Participants Agreement is attached hereto as Exhibit 4.3.2.

By becoming an Authorized Participant, Goldman Sachs Execution & Clearing, L.P. will be able to create and to redeem MacroShares Major Metro Housing Up Shares and MacroShares Major Metro Housing Down Shares in the form of MacroShares Units consisting of 10,000 MacroShares Major Metro Housing Up Shares and 10,000 MacroShares Major Metro Housing Down Shares.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit 4.3.2

Goldman Participants Agreement, dated June 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROSHARES HOUSING DEPOSITOR, LLC

By:	/s/ SAMUEL MASUCCI, III
Name:	Samuel Masucci, III
Title:	Chief Executive Officer

Date: August 11, 2009

EXHIBIT INDEX

Exhibit No.

Description

Exhibit 4.3.2

Goldman Participants Agreement, dated June 27, 2009.

4